Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated March 4, 2009, relating to the consolidated financial statements of Numonyx B.V., which appears under Item 18 in this Form 20-F.
PricewaterhouseCoopers SA

/s/ Robert Muir	/s/ Kenneth Postal
Robert Muir	Kenneth Postal
Geneva, May 8, 2009